WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 Exhibit 99.1 PRESS RELEASE Investor Relations Contact: Dominic Canuso August 3, 2017 (302) 571-6833 dcanuso@wsfsbank.com Media Contact: Cortney Klein (302) 571-5253 cklein@wsfsbank.com WSFS Announces Mark A. Turner Elected Chairman of the Board of Directors and Rodger Levenson Promoted to Chief Operating Officer WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ:WSFS), the parent company of WSFS Bank, today announced that the Board of Directors has elected Mark A. Turner as Chairman of the Board. This announcement follows Marvin (Skip) N. Schoenhals’ decision to step aside as Chairman of the Board of Directors of WSFS Financial Corporation and WSFS Bank, after 25 years in those positions. Mr. Schoenhals will continue to serve as a member of the Board of Directors. Mr. Turner will assume the role of Chairman in addition to his current responsibilities as President and Chief Executive Officer. He has been President, Chief Executive Officer and a Director of WSFS Financial Corporation and WSFS Bank since 2007. Mr. Turner previously also served as the Chief Operating Officer and the Chief Financial Officer of WSFS. Mr. Schoenhals said, “On behalf of the Board, we congratulate Mark on his new role as Chairman. Mark’s election aligns with the board renewal process that began in 2011, to consistently refresh and rotate the Board, its committees and leadership with new talent and perspectives. Mark’s strategic vision and leadership of the Company through some incredibly challenging times and through a period of highly disciplined growth has been instrumental in the strong performance of WSFS in recent years. Under his leadership the Board’s commitment to long-term, sustainable high- performance will continue as we serve our constituents for generations to come.” As part of WSFS’ ongoing commitment to sound corporate governance, Eleuthère I. du Pont, President of the Longwood Foundation, will continue to serve in his role as Lead Independent Director of the Board. WSFS also announced that Rodger Levenson has been promoted to Executive Vice President and Chief Operating Officer. Mr. Levenson joined WSFS in November 2006 as Executive Vice President of Commercial Banking. He served as Chief Commercial Banking Officer through April 2015 at which time he assumed the role of interim Chief Financial Officer until June 2016. Most recently, Mr. Levenson served as Chief Corporate Development Officer, leading cross-functional teams to evaluate, negotiate and integrate mergers, acquisitions, divestitures and large capital transactions. In his role as Chief Operating Officer, Mr. Levenson will oversee the Executive Leadership Team, with oversight responsibilities for Commercial, Retail, Wealth and Cash Connect as well as support service areas including Operations/Information Technology, Risk, Human Capital and Finance.

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 Mr. Turner said, “As we enhance our efforts in talent growth, leadership development and succession planning, we make our organization stronger and more resilient, as well as prepare ourselves for the next generation. We congratulate Rodger on his promotion to Chief Operating Officer. His innate talent, drive and diverse leadership experiences position him well for this role. I look forward to working with him to lead the future growth of our Company. We would also like to thank Skip for his truly profound and lasting positive impact on our Company. We greatly value his continued tenure on our Board.” Mr. Levenson received a BBA in Finance from Temple University and a MBA from Drexel University. He has also participated in leadership and management courses at the University of Pennsylvania Wharton School, Center for Creative Leadership, and Harvard University School of Business. An active member of the community, Mr. Levenson currently is a member of the Board of Directors for the United Way of Delaware and was previously Chair of the Finance Committee. He is also on the board of Wilmington Housing Partnership. Mr. Levenson is the immediate past Chairman of the Delaware Bankers Association and served on its Board since 2011. He is a Delaware Valley native and he resides in Greenville, Delaware with his wife and their two children. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of June 30, 2017, WSFS Financial Corporation had $6.82 billion in assets on its balance sheet and $17.40 billion in assets under management and administration. WSFS operates from 76 offices located in Delaware (45), Pennsylvania (29), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, West Capital Management, Powdermill Financial Solutions, Cash Connect®, WSFS Mortgage and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com. # # #